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                                                                 Exhibit 10.O



                       FIRST AMENDMENT TO LOAN AGREEMENT




          THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is entered into as of March 21, 1997 by and between COURTYARD BY MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership having its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Borrower"), and LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., having its principal office at 3 World Financial Center, New York, New York 10285 ("Lender").

          WHEREAS, Borrower and Lender entered into that certain Loan Agreement dated as of March 21, 1997 (the "Loan Agreement"), pursuant to which Lender agreed to make a loan to Borrower in the principal amount of Three Hundred Twenty-Five Million and No/100 Dollars ($325,000,000.00) (the "Loan"); and

          WHEREAS, Lender wishes to securitize the Loan and in connection therewith and pursuant to that certain Mortgage Loan Cooperation Agreement dated as of March 21, 1997 between Borrower and Lender, Borrower has agreed to modify certain provisions of the Loan Agreement to facilitate the securitization;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Amendment and Integration.  The Loan Agreement is amended in the
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following respects as of March 21, 1997 with the same effect as if the following amendments were initially incorporated therein:


          a. The definition of "Eligible Accounts" in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:



          " `Eligible Account' means either (i) an account maintained with a federal or state chartered depository institution or trust company,
          (a) if the funds therein are to be retained for more than 30 days, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which) are rated by each Rating Agency in one of its two highest rating categories (or are assigned such other ratings as will not result in the rating of any of the Certificates being reduced
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          below their respective ratings on the date determination is to be made and as to which the Rating Agencies may otherwise agree), or (b) if the funds therein are to be retained for less than 30 days, the short-term unsecured debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which), as the case may be, are rated not lower than "A-1+" by the applicable Rating Agencies, or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity provided that such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R.
          (S)9.10(b), or (iii) an account in any other insured depository institution reasonably acceptable to the Lender, so long as prior to the establishment of an account in any such other depository institution each of the Rating Agencies shall have delivered a Rating Comfort Letter with respect thereto."


          b. The definition of "Permitted Investments" in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:



          " `Permitted Investments' means any one or more of the following obligations or securities which are payable on demand or available for withdrawal, in each case without penalty, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Lender that a lower rating would not, in and of itself, result in the withdrawal, downgrading or qualification of the ratings assigned to the Certificates (and investments will not be disqualified as "Permitted Investments" solely because they are issued by Lender or an Affiliate of Lender):


          (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, having maturities of not more than 365 days from the date of investment provided that such obligations are backed by the full faith and credit of the United States of America, and such obligations have a predetermined fixed amount of principal due at maturity which cannot vary or change;


          (ii) direct obligations of, or obligations guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, having maturities of not more than 365 days from the date of investment, provided that any such obligation is

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          qualified by each Rating Agency as an investment of funds backing securities having a long-term unsecured debt rating of "AAA" or better, and such obligations have a predetermined fixed amount of principal due at maturity which cannot vary or change;

          (iii) demand and time deposits in, or demand notes of, or certificates of deposit of, or bankers' acceptances having maturities of not more than 365 days from the date of investment, issued by, any bank or trust company, savings and loan association or savings bank, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated not lower than the highest rating category of each Rating Agency, in the case of commercial paper, or in the highest category in the case of long-term debt obligations, or such lower categories as will not result (as evidenced in writing by each Rating Agency) in the withdrawal, downgrading or qualification of the rating then assigned (or, prior to the Securitization, proposed to be assigned) to the Certificates by each Rating Agency, or, in the case of short-term debt obligations which have maturities of 30 days or less, a rating of "A-1+" and such obligations have a predetermined fixed amount of principal due at maturity which cannot vary or change;

          (iv) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of investment) that is rated by each Rating Agency in its highest short-term unsecured rating category, and is issued by a corporation the outstanding senior debt obligations of which are then rated by each Rating Agency in its highest short-term unsecured rating category or its highest long-term unsecured rating category, as applicable, and such obligations have a predetermined fixed amount of principal due at maturity which cannot vary or change;

          (v) repurchase obligations maturing not more than 365 days from the date of investment with respect to any security described in clause
          (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (iii) above;

          (vi) securities (other than stripped bonds or stripped coupons) maturing not more than 365 days from the date of investment bearing

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          interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and rated by each Rating Agency in its highest long-term unsecured rating category, which securities have a predetermined fixed amount of principal due at maturity which cannot vary or change;

          provided, however, that the total amount of Permitted Investments of
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          the kind described in this clause (vi) is limited to the amount of the
          Monthly Debt Service Payment next coming due, and provided, further, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of any Account, to exceed 20% of the aggregate principle amount of all Permitted Investments then held in the Accounts;

          (vii) any money market funds rated "AAAm" or "AAAm-G" by S&P (or equivalent); and

          (viii) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as evidenced in writing by each Rating Agency;


          provided, however, that each such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments; (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; or
          (iii) such instrument or security may be liquidated prior to its maturity; and provided, further, that (a) variable interest on any such investment shall be based on a single index and vary proportionally with such index, and no such instrument or investment shall have a rating by the Rating Agencies with the "r" symbol (or equivalent symbol) attached.' "



          c. The definition of "U.S. Obligations" in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:



          " `U.S. Obligations' means obligations or securities evidencing an obligation to pay principal and interest in a full and timely manner not subject to prepayment, call or early redemption which are direct

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          obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America."



          d. Permitted Reorganization.  The following provision is hereby added
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          as subsection 6.3.1(vii), subsection 6.3.2(iv) and subsection 6.3.3(x)
          of the Loan Agreement:



          "The Rating Agencies shall have delivered a Rating Comfort Letter with respect thereto."



          e.  The following provision is hereby added as Section 8.5 of the Loan
          Agreement:



          "8.5 Business Interpretation Insurance.  Borrower shall maintain at
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          all times with Qualified Insurance Companies, business interruption insurance for an amount equal to at least one year's profits and necessary continuing expenses from the applicable Hotel (on an "actual loss sustained basis") covering the same risks as are covered by the policies described in Section 1.7.1(i) of the Mortgages, and, to the extent such insurance coverage is available on commercially reasonable terms, for an amount equal to eighteen months' profits and necessary continuing expenses from the applicable Hotel (on an "actual loss sustained basis")."


          2.  No Other Amendments.  Except as amended hereby, the Loan Agreement
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is unmodified and unamended and remains in full force and effect.

          3.  Binding Effect.  It is understood and agreed that this First
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Amendment shall not be binding  until both Borrower and Lender shall have executed and delivered the same.

          4.  Capitalized Terms.  Capitalized terms used herein and not
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otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. Whenever there is a conflict between this First Amendment and the Loan Agreement, the provisions of this First Amendment shall take precedence and the Loan Agreement shall be construed accordingly.


          5.  Counterparts; Facsimile.  This First Amendment may be executed in
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separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this First Amendment to produce or account for more than the

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number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. In the event the parties hereto exchange signature pages of this First Amendment by facsimile, they agree to send the original executed counterparts of this First Amendment to one another by overnight delivery service, but the facsimile signatures shall in any event be binding.


          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment or have caused this First Amendment to be executed on their behalf as of the day and year first above written.


                                               BORROWER:

                                               COURTYARD BY MARRIOTT LIMITED
                                               PARTNERSHIP


ATTEST:                                        By: CBM One Corporation,
                                                   general partner

By:                                                By:
   --------------------------                         -----------------------
Its:                                               Its:
    -------------------------                          ----------------------

[SEAL]                                         LENDER:



ATTEST: LEHMAN BROTHERS HOLDINGS INC., doing business as Lehman Capital, a division of Lehman Brothers
                                              Holdings Inc.



By:                                           By:
   --------------------------                    ---------------------------
Its:                                          Its:
    -------------------------                     --------------------------


[SEAL]

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